Exhibit 99.1

Execution Version

TERMINATION OF COOPERATION AGREEMENT

This Termination of Cooperation Agreement (this “Termination Agreement”) is made and entered into as of July 22, 2025, by and among:

•	MEI Pharma, Inc., a Delaware corporation (the “Company”);
•	Funicular Funds, LP, a Delaware limited partnership (“Funicular”), Cable Car Capital, LP, a Delaware limited partnership (fka Cable Car Capital LLC) (“Cable Car”) and Jacob Ma-Weaver, an individual (“Mr. Ma-Weaver” and, collectively with Funicular and Cable Car, the “Cable Car Investors”);
•	Anson Funds Management LP, a Texas limited partnership (“Anson Funds”), Anson Management GP LLC, a Texas limited liability company (“Anson Management”), Anson Advisors Inc., a corporation formed under the laws of Ontario, Canada (“Anson Advisors”), Anson Investments Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Investments”), AIMF GP LLC, a Texas limited liability company (“AIMF GP”), Anson East Master Fund LP, a Cayman Islands exempted limited partnership (“Anson East”), AEMF GP LLC, a Texas limited liability company (“AEMF GP”), Anson Opportunities Master Fund LP, a Cayman Islands exempted limited partnership (“Anson Opportunities”), AOMF GP, LLC, a Texas limited liability company (“AOMF GP”), Bruce R. Winson, an individual who has since retired from Anson Funds, Anson Management and other associated roles, with Tony Moore having been appointed as his successor (“Mr. Moore”), Amin Nathoo, an individual (“Mr. Nathoo”) Moez Kassam, an individual (“Mr. Kassam”), and Taheer Datoo, an individual (“Mr. Datoo” and collectively with Anson Funds, Anson Management, Anson Advisors, Anson Investments, AIMF GP, Anson East, AEMF GP, Anson Opportunities, AOMF GP, Mr. Moore, Mr. Nathoo, and Mr. Kassam, the “Anson Investors”);
•	Solely for the purpose of Sections 1(f) and 2, James Flynn, an individual (“Mr. Flynn”) and solely for the purposes of Section 2, Mark Feldberg, an individual (“Mr. Feldberg”).

The Cable Car Investors and the Anson Investors and each of their Affiliates (as defined below) are collectively referred to as the “Investors,” and each, an “Investor”. The Company and the Investors are sometimes together referred to herein as the “Parties,” and each, a “Party.”

WHEREAS, the Parties were parties to that certain Cooperation Agreement, dated as of October 31, 2023 (the “Cooperation Agreement”);and

WHEREAS, the Parties, save for Mr. Feldberg, who is no longer an interested party for the reason described in the immediately preceding recital, desire to terminate the Cooperation Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.       Termination of the Cooperation Agreement. The Cooperation Agreement is hereby terminated, effective as of the date hereof (the “Effective Date”). As of the Effective Date, any and all rights, obligations, and liabilities of the Parties pursuant to the Cooperation Agreement shall immediately become null and void and shall have no further force or effect.

2.       Counterparts. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Termination Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Termination Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

MEI PHARMA, INC.

By:	/s/ Justin File
Name:	Justin File
Title:	Acting Chief Executive Officer

Funicular Funds, LP

By:	Cable Car Capital, LP, its general partner

By:	/s/ Jacob Ma-Weaver
Name:	Jacob Ma-Weaver
Title:	Managing Member

Cable Car Capital, LP

By:	/s/ Jacob Ma-Weaver
Name:	Jacob Ma-Weaver
Title:	Authorized Signatory

/s/ Jacob Ma-Weaver
Jacob Ma-Weaver

Anson Funds Management LP

By:	Anson Management GP LLC, its general partner

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Manager

Anson Funds Management LLC

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Manager

Anson Advisors Inc.

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director

By:	/s/ Moez Kassam
Name:	Moez Kassam
Title:	Director

Anson Investments Master Fund LP

By:	AIMF GP LLC, its general partner

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

AIMF GP LLC

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

Anson East Master Fund LP

By:	AEMF GP LLC, its general partner

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

AEMF GP LLC

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

Anson Opportunities Master Fund LP

By:	AOMF GP LLC, its general partner

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

AOMF GP LLC

By:	/s/ Tony Moore
Name:	Tony Moore
Title:	Director

/s/ Tony Moore
Tony Moore

/s/ Amin Nathoo
Amin Nathoo

/s/ Moez Kassam
Moez Kassam

/s/ Taheer Datoo
Taheer Datoo

/s/ James Flynn
James Flynn (solely as to Sections 1(f) and 2)